SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 South MoPac Expressway, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Charles E. Neal, the senior vice president of worldwide sales and distribution at Vignette Corporation (the “Company”) has announced his intention to resign effective August 15, 2006.

Mr. Neal’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but a personal decision by Mr. Neal to consider other pursuits. Mr. Neal has agreed to continue with the Company for a transitional period through August 15, 2006 under the current terms of his employment. The Company and Mr. Neal have not entered into any separation or other agreement related to his resignation from the Company.

The Company is actively searching for a replacement. Michael Aviles, President and Chief Executive Officer will be working with Mr. Neal through his departure to help ensure there is a smooth transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: July 28, 2006	By:	/s/ Patrick Kelly
Patrick Kelly Chief Financial Officer